Exhibit 10.111

M A T R I X
F U N D I N G  C O R P O R A T I O N

6975 Union Park Center, Second Floor
Midvale, Utah 84047

MASTER LEASE AGREEMENT NO. R0825

This Master Lease Agreement is made this 19th day of July, 1999 between MATRIX FUNDING CORPORATION, with its principal office at 6975 Union Park Center, Second Floor, Midvale, UT 84047 (the “Lessor”), and SOUTHWALL TECHNOLOGIES, INC., with its principal office at 1029 Corporation Way, Palo Alto, CA 94303 (the “Lessee”).

1.             LEASE:

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the property (together with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto) (collectively, the “Property”) described in any Lease Schedule (“Schedule”) executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.  Each Schedule shall incorporate by reference the terms and conditions of this Master Lease Agreement, and together with the Acceptance Certificate (as defined herein) and Master Progress Funding Agreement, if applicable, shall constitute a separate “Lease”.  In the event of conflict between the provisions of this Master Lease Agreement and any Schedule, the provisions of the Schedule shall govern.

2.             ADDITIONAL DEFINITIONS:

(a)           Except as otherwise provided in Section 6(a) hereof, “Acceptance Date” means, as to the Property designated on any Schedule, the date Lessee accepts the Property as set forth in any acceptance certificate signed by the Lessee which is acceptable to Lessor (the “Acceptance Certificate”).  If Lessee fails to sign and deliver an Acceptance Certificate, then except as otherwise provided in Section 6(a) hereof, the Acceptance Date shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Property.

(b)           “Commencement Date” means, as to the Property designated on any Schedule, where the Acceptance Date for such Schedule falls on the first day of a calendar quarter, that date, and, in any other case, the first day of the calendar quarter following the calendar quarter in which such Acceptance Date falls.

3.             TERM OF LEASE:

The term of any Lease, as to all Property designated on the applicable Schedule, shall commence on the Acceptance Date for such Property, and shall continue for an “Initial Period” ending that number of months from the Commencement Date as specified in the Schedule.  Thereafter, Lessee shall have options to purchase or return the Property or to extend the Lease, all as provided in Section 18(m) of this Agreement.

4.             RENT AND PAYMENT:

Lessee shall pay as rent for use of the Property, aggregate rentals equal to the sum of all the Monthly Rentals (defined in the Schedule) and other payments due under the Lease for the entire Initial Period.  The Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period.  If the Acceptance Date does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the Commencement Date by a daily rental equal to one thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Acceptance Date.  Lessee shall pay all rentals to Lessor, or its assigns, at Lessor’s address set forth above (or as otherwise directed in writing by Lessor, or its assigns), without notice or demand.  LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON.  THIS

LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE INITIAL PERIOD AND ANY EXTENSION PERIODS.

If any rental or other payment due under any Lease shall be unpaid after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty–five dollars ($25) or five percent (5%) of any such unpaid amount but in no event to exceed maximum lawful charges.  If late charges are assessed by a lending institution due to any late payment by Lessee, Lessee agrees to pay such late charges or to reimburse Lessor for their payment.

5.             TAXES:

Lessee shall pay to Lessor when due all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or other payment due under the Lease, or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Property, including without limitation, registration and license fees and assessments, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor’s net income (collectively, “taxes”).  Lessor shall invoice Lessee for all taxes in advance of their payment due date, and Lessee shall promptly remit to Lessor all taxes upon receipt of an invoice from Lessor.  Lessee shall pay all penalties and interest resulting from its failure to timely remit all taxes to Lessor when invoiced by Lessor.  Lessor shall file all required sales and use tax and personal property tax returns and reports concerning the Property with all applicable governmental agencies.

6.             USE; ALTERATIONS AND ATTACHMENTS:

(a)           After Lessee receives and inspects any Property and is satisfied that the Property is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in form provided by Lessor; provided, however, that Lessee’s failure to execute and deliver an Acceptance Certificate for any Property shall not affect the validity and enforceability of the Lease with respect to the Property.  If Lessee has signed and delivered a Master Progress Funding Agreement, Lessor may, in its sole discretion, at any time by written notice to Lessee, declare all prior Authorizations signed in connection with the Master Progress Funding Agreement to be and constitute the “Acceptance Certificate” for all purposes under the Lease, and the Acceptance Date of the Lease shall be the date determined by Lessor in its sole discretion which shall not be earlier than the date of the last Authorization.

(b)           Lessee shall at all times keep the Property in its sole possession and control.  The Property shall not be moved from the location stated in the Schedule without the prior written consent of Lessor.

(c)           Lessee shall cause the Property to be installed, used, operated and, at the termination of the Lease, removed (i) in accordance with any applicable manufacturer’s manuals or instructions; (ii) by competent and duly qualified personnel only; and
(iii) in accordance with applicable governmental regulations.

(d)           Lessee may not make alterations or attachments to the Property without first obtaining the written consent of Lessor.  Any such alterations or attachments shall be made at Lessee’s expense and shall not interfere with the normal and satisfactory operation or maintenance of the Property.  The manufacturer may incorporate engineering changes or make temporary alterations to the Property upon request of Lessee.  Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor upon their attachment to the Property or, at the option of Lessor, shall be removed by Lessee at the termination of the Lease as to such Property and the Property restored at Lessee’s expense to its original condition, reasonable wear and tear only excepted.

(e)           The Property is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon.  Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property.  Lessee will obtain and deliver to Lessor a waiver of liens, in form satisfactory to Lessor, from all persons not a party hereto who might secure an interest, lien or other claim in the Property.

(f)            In the event the Property includes software (which Lessee agrees shall include all documentation, later versions, updates, upgrades, and modifications) (herein “Software”), the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement (“License”) entered into with the owner/vendor of such Software and shall not breach the License (at Lessor’s request, Lessee shall provide a complete copy of the License to Lessor); (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third–party beneficiary of the License; (iii) as due consideration for Lessor’s payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and to maintain the License in effect during the term of the Lease; and (v) the Software shall be deemed Property for all purposes under the Lease.

(g)           Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturer’s instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.

(h)           The Property is leased solely for commercial or business purposes.

7.             MAINTENANCE AND REPAIRS; RETURN OF PROPERTY:

(a)           During the continuance of each Lease, Lessee shall, at its expense, and in accordance with all manufacturer maintenance specifications, (i) keep the Property in good repair, condition and working order; (ii) make all necessary adjustments, repairs and replacements; (iii) furnish all required parts, mechanisms, devices and servicing; and (iv) not use or permit the Property to be used for any purpose for which, in the opinion of the manufacturer, the Property is not designed or reasonably suitable.  Such parts, mechanisms and devices shall immediately become a part of the Property for all purposes hereunder and title thereto shall vest in Lessor.  If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like Property.

(b)           During the continuance of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization satisfactory to Lessor for maintenance of each item of Property.  Such contract as to each item shall commence upon the Acceptance Date.  Lessee shall furnish Lessor with a copy of such contract upon demand.

(c)           Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Property.  Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to Lessor at the location within the Continental United States designated by Lessor.  Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Acceptance Date, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore prescribed by the manufacturer.  Lessee shall provide maintenance certificates or qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates (“recertification”).  The term of the Lease shall continue upon the same terms and conditions until such recertification has been obtained.  With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default under the Lease, Lessee shall (i) delete from its systems all Software then installed, (ii) destroy all copies or duplicates of the Software which were not returned to Lessor, and (iii) cease using the Software altogether.  Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor/licensor so that Lessee shall not be in breach of any software license.

8.             OWNERSHIP AND INSPECTION:

(a)           The Property shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease.  For purposes of the foregoing, Lessee transfers to Lessor all right, title and interest (including all ownership interest) which Lessee may have in and to the Property.  Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor’s ownership, and Lessee shall not permit their removal or concealment.  Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

(b)           LESSEE SHALL KEEP THE PROPERTY AND LESSEE’S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

(c)           Lessor, its assigns and their agents shall have free access to the Property at all reasonable times during normal business hours for the purpose of inspecting the Property and for any other purpose contemplated in the Lease.

(d)           Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

9.             WARRANTIES:

(a)           Lessee acknowledges that Lessor is not the manufacturer of the Property nor the manufacturer’s agent nor a dealer therein.  The Property is of a size, design, capacity, description and manufacture selected by the Lessee.  Lessee is satisfied that the Property is suitable and fit for its purposes.  LESSEE AGREES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND (iii) DELIVERY OF THE PROPERTY FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE.  LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES.  If the Software is not properly installed, does not function as represented or warranted by original licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original licensor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims, against Lessor.  Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee’s use of or right to use any Software) or for any loss of business howsoever caused.

(b)           NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

(c)           Lessor assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor’s purchase contract, which assignment shall be effective only (i) during the Initial Period and any extensions thereof, and (ii) so long as no Event of Default exists.

10.           NET LEASE; LESSEE’S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL:

This Agreement is a “net lease” and, as between Lessor and Lessee, Lessee shall be responsible for and shall indemnify Lessor against, all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

Lessee agrees that its obligation to pay Monthly Rental and other obligations under the Lease shall be irrevocable, independent, absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee; nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall this Agreement terminate for any reason whatsoever prior to the end of the Initial Period.

11.           ASSIGNMENT BY LESSOR:

Lessor may assign or transfer its rights and interests in the Lease and Property to another party (“Lessor’s Assignee”) either outright or as security for loans.  Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and other payments and perform its other obligations under the Lease to the Lessor’s Assignee (or to another party designated by Lessor’s Assignee).  Upon any such sale or assignment, LESSEE’S OBLIGATIONS TO LESSOR’S ASSIGNEE UNDER THE ASSIGNED SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR’S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR.  Lessor’s Assignee shall have all of the rights but none of the obligations of Lessor under the assigned Lease, and after such assignment Lessor shall continue to be responsible for all of Lessor’s obligations under the Lease.

Upon any such assignment, Lessee agrees to execute and deliver to Lessor: (i) estoppel certificates, acknowledgments of assignment and other documents requested by Lessor which acknowledge the assignment and affirm provisions of the Lease, and (ii) UCC–1 financing statements or precautionary filings as requested.

Only one executed counterpart of any Schedule shall be marked “Original”; any other executed counterparts shall be marked “Duplicate Original” or “Counterpart”.  No security interest in any Schedule may be created through the transfer and possession of any counterpart other than the “Original”.

12.           RISK OF LOSS ON LESSEE:

From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee’s purchase order or contract to supplier until the date the Property is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage or destruction to the Property, howsoever caused.  NO SUCH LOSS OR DAMAGE SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

In the event of damage or loss to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit therefore, Lessee shall at the option of Lessor, (a) place the Property in good repair, condition and working order; or (b) replace the Property (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (c) pay to Lessor the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Casualty Loss Value specified in the Casualty Loss Schedule attached to the applicable Schedule.

13.           INSURANCE:

Lessee shall obtain and maintain for the entire term of this Lease, at its own expense (as primary insurance for Lessor and Lessee), property damage and liability insurance and insurance against loss or damage to the Property including without limitation loss by fire (including so–called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Property leased under any Lease and by businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Property shall be equal to or greater than the Casualty Loss Value of such items of Property as specified in the Casualty Loss Schedule attached to the Schedule.  Each insurance policy will name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof as their interests may appear, shall contain cross–liability endorsements and shall contain a clause requiring the insurer to give Lessor and its assignees at least 30 days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof.  Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof.  All insurance covering loss or damage to the Property shall contain a breach of warranty clause satisfactory to Lessor.

14.           INDEMNIFICATION:

Except for the gross negligence or willful misconduct of Lessor, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including attorney’s fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non–delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation (a) claims for injury to or death of persons and for damage to property; (b) claims relating to patent, copyright, or trademark infringement, (c) claims relating to latent or other defects in the Property whether or not discoverable by Lessor and (d) claims for wrongful, negligent or improper act or misuse by Lessor.  Lessee agrees to give Lessor prompt notice of any such claim or liability.  For purposes of this paragraph and any Lease, the term “Lessor” shall include Lessor, its successors and assigns, shareholders, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof.  Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee’s prior consent, and without prejudice to Lessor’s right to indemnification hereunder.

15.           EVENTS OF DEFAULT:

An “Event of Default” shall occur under any Lease if Lessee:

(a)           fails to pay any Monthly Rental or other payment required under the Lease when the same becomes due and payable and such failure continues for ten (10) days after its due date;

(b)           attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee’s assets or upon the Property;

(c)           permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Property;

(d)           or any guarantor, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease and such failure continues uncured for ten (10) days after occurrence thereof, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon Lessee’s failure to maintain insurance;

(e)           or any guarantor, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect;

(f)            or any guarantor, shall (i) be adjudicated insolvent or a bankrupt, or cease, be unable, or admit in writing its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of 60 days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of 60 days;

(g)           or any guarantor, shall suffer an adverse change in its financial condition after the date hereof as determined by Lessor in its sole discretion, or there shall occur a substantial change in ownership of the outstanding stock of Lessee or a substantial change in control of its board of directors;

(h)           shall be in default under any other Schedule or agreement executed with Lessor; or shall fail to sign and deliver to Lessor any document requested by Lessor in connection with any Lease or shall fail to do any thing determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by the Lease or to protect Lessor’s rights and interests in the Lease and Property; or shall fail to provide financial statements to Lessor as provided in Section 18(g) hereof.

(i)            breach by Lessee of any license or other agreement for Software.

16.           REMEDIES:

Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following:

(a)           enforce this Agreement according to its terms;

(b)           advance funds on Lessee’s behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefor, together with late charges accrued thereon;

(c)           refuse to deliver the Property to Lessee;

(d)           upon notice to Lessee, cancel this Master Lease Agreement and any or all Schedules executed pursuant thereto;

(e)           if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

(f)            declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any renewal or purchase options which Lessee has contracted to pay);

(g)           with or without terminating the Lease, recover the Casualty Loss Value of the Property as of the rent payment date immediately preceding the date of default together with all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re–lease or other disposition of the Property, including without limitation, reasonable attorneys’ fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee’s default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law (collectively, “Lessor’s Damages”);

(h)           without notice to Lessee, repossess the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

(i)            in its sole discretion, re–lease or sell any or all of the Property at a public or private sale on such terms and notice as Lessor shall deem reasonable (such sale may, at Lessor’s sole option, be conducted at Lessee’s premises), and recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to the Lessor’s Damages;

(j)            if Lessee breaches any of its obligations under Section 7(c) of this Agreement with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor’s option, Lessor shall be entitled to injunctive relief;

(k)           exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

(l)            a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any.

(m)          by notice to Lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor; (ii) have access to and disable the Software by any means deemed necessary by Lessor, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor’s ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this paragraph 16(m).  LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR’S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE–LEASE OR OTHERWISE.

In the event Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened; or believes in good faith that the Property is no longer sufficient or has declined or may decline in value; or believes in good faith for any other reason that the prospect of payment or performance has become impaired, Lessor shall have the right, in its sole discretion, to either require additional collateral or declare the entire indebtedness under any Lease immediately due and payable.

Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code.  The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.  Lessor’s failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor’s waiver of any default shall not constitute a waiver of any subsequent or other default.  Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor’s rights or remedies hereunder without losing or waiving any of Lessor’s rights or remedies under the Lease.

17.           LESSEE’S REPRESENTATIONS AND WARRANTIES:

Lessee represents and warrants as follows:

(a)           If Lessee is a corporation, duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its Articles of Incorporation or By–Laws or other governing instruments;

(b)           If Lessee is a partnership, duly organized by written partnership agreement and validly existing in accordance with the laws of the jurisdiction of its organization, duly qualified to do business in each jurisdiction where the Property is, or is to be located, and has full power and authority to hold property under lease and to enter into and perform its obligations under any Lease; the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary action on the part of the Lessee, and is not inconsistent with its partnership agreement or other governing instruments.  Upon request, Lessee will deliver to Lessor certified copies of its partnership agreement and other governing instruments and original certificate of partners and other instruments deemed necessary or desirable by Lessor.  To the extent required by applicable law, Lessee has filed and published its fictitious business name certificate;

(c)           The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision, or constitute a default under any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

(d)           No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease;

(e)           All computer hardware and software that is utilized by Lessee in the operation of its businesses is and will be
“Year 2000 Compliant” in that it is and will be capable of accepting, processing and printing date data between and within the twentieth and twenty-first centuries, and neither the performance nor functionality of any computer hardware or software is affected by dates prior to, during, or after the Year 2000.  Upon request, Lessee shall provide written assurances to Lessor that its hardware and software are “Year 2000 Compliant”.

18.           GENERAL:

(a)           Entire Agreement. Each Schedule shall incorporate the terms and conditions of this Master Lease Agreement and, together with the Acceptance Certificate (as defined herein) and Master Progress Funding Agreement (and Authorizations thereunder), if applicable, and any amendments to any of the foregoing documents, shall supersede all prior agreements and constitute the entire understanding and agreement between the Lessor and Lessee with regard to the subject matter hereof and thereof, and there is no understanding or agreement, oral or written, which is not set forth herein or therein.

(b)           Time Is of the Essence; Provisions Severable. Time is of the essence with respect to any Lease.  The provisions contained in any agreement shall be deemed to be independent and severable.  The invalidity or partial invalidity of any one provision or portion of the Lease under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of the Lease.  The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

(c)           Notices. Notices or demands required to be given hereunder shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service (such as Federal Express);

(ii) on the same day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

(d)           Governing Law; Waiver of Trial by Jury. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  LESSEE AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF UTAH IN ALL MATTERS RELATING TO THE LEASE, THE PROPERTY AND THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.  THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH).  LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THE LEASE OR PROPERTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

(e)           Binding Effect; Survivability. The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns.  All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

(f)            Further Assurances; Financing Statements. Lessee will cooperate with Lessor in protecting Lessor’s interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, the execution and delivery of Uniform Commercial Code statements and filings, patent and copyright registration documents with respect to proprietary Software (if applicable), and other documents requested by Lessor.  Lessee shall pay all costs of filing any financing, continuation or termination statements with respect to the Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar tax or charge relating thereto and of all UCC or other lien searches deemed necessary or advisable by Lessor.  Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Property noted on any certificate of title relating to the Property and will deposit said certificate with Lessor.  Lessee will execute and deliver to Lessor such other documents and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder.  Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee’s obligations under the Lease.

(g)           Financial Statements. Lessee shall provide to Lessor a copy of its annual audited financial statements within 90 days after its fiscal year end, and a copy of its quarterly unaudited financial statements within 45 days after the end of each fiscal quarter.

(h)           Security Interest. In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, then the Lease shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Property effective the date of the Lease, and the Property shall secure all duties and obligations of Lessee under any Lease or other agreement with Lessor.  As security for the performance by Lessee of its duties and obligations under any Lease, Lessee hereby grants to Lessor a security interest in all of Lessee’s rights under any license agreement related to any Software, including, without limitation, all of its rights with respect to the Software.  With regard to any security interest created hereunder in any of the Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

(i)            Change in Lessee’s Name or Address. Lessee shall not change its name or address from that set forth above, unless it shall have given Lessor or its assigns no less than 30 days’ prior written notice.

(j)            Covenant of Quiet Possession. Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Agreement.

(k)           Lessor’s Right to Perform for Lessee. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorneys’ fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand.

(l)            Attorneys’ Fees. Lessee shall reimburse Lessor for all charges, costs, expenses and attorneys’ fees incurred by Lessor (a) in defending or protecting its interest in the Property; (b) in the execution, delivery, administration, amendment and enforcement of the Lease or the collection of any rent or other payments due under the Lease; and (c) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation, actions in tort.

(m)          Lessee’s Options at End of Initial Period. At the end of the Initial Period of any Lease, or upon any expiration of any renewal or extension thereof as provided for in option (2) herein or otherwise, Lessee shall, provided at least one hundred eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, do one of the following: (1) purchase the Property for a price to be determined by Lessor and Lessee, (2) extend the Lease for twelve (12) additional months at the rate specified on the respective Schedule, or (3) return the Property to Lessor at Lessee’s expense to a destination within the continental United States specified by Lessor and terminate the Schedule; provided, however, that for option (3) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, the provisions of Sections 6(c) and (d) and 7(c) hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule.  With respect to options (1) and (3), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable.  In the event Lessor and Lessee have not agreed to either option (1) or (3) by the end of the Initial Period or any renewal or extension period then in effect, or if Lessee fails to give written notice of its option via certified mail at least one hundred eighty (180) days prior to the termination of the Initial Period or any renewal or extension period then in effect, then option (2) shall apply at the end of the Initial Period or any renewal or extension period then in effect.

(n)           Amendment and Modification. The Lease may not be amended or modified except by a writing signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding.  Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto within 10 days after receiving notice of the amendment from Lessor.

(o)           Joint and Several Liability. In the event two or more parties sign the Agreement as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Agreement or under any Schedule or other document executed in connection herewith.

19.           WAIVERS:

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Sections 2A–508 through 2A–522 of the Uniform Commercial Code, including but not limited to Lessee’s rights to: (i) cancel the Lease; (ii) repudiate the Lease; (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches or warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee’s possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor’s default, if any, under the Lease; (viii) “cover” by making any purchase or lease of or contract to purchase or lease Property in substitution for those due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and deliver or the like for any Property identified to the Lease.  To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor’s damages as set forth in Section 16 hereof or which may otherwise limit or modify any of Lessor’s rights or remedies in that section.

No waiver or modification by Lessor of any of the terms and conditions hereof shall be effective unless in writing signed by an officer of Lessor.

20.           ASSIGNMENT BY LESSEE:

LESSEE MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH WILL NOT BE UNREASONABLY WITHHELD.  NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

BY INITIALING THIS SECTION, LESSEE ACKNOWLEDGES THAT IT HAS READ THE ABOVE PARAGRAPHS UNDER SECTIONS 18, 19 AND 20, AND FULLY UNDERSTANDS THEIR CONTENT AND AGREES TO THEIR PROVISIONS.

Initialed	/s/ Finley

21.           POWER OF ATTORNEY.  LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR’S AGENTS AND ASSIGNS AS LESSEE’S ATTORNEY–IN–FACT TO COMPLETE, EXECUTE, FILE AND AMEND ON LESSEE’S BEHALF UCC FINANCING STATEMENTS, PRECAUTIONARY OR OTHERWISE, IN CONNECTION WITH THE PROPERTY AND LEASE AND TO CONFORM THE DESCRIPTION OF THE PROPERTY (INCLUDING SERIAL NUMBERS) IN ANY SUCH FINANCING STATEMENTS OR OTHER DOCUMENTATION.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the day and year first above written.

LESSOR:		LESSEE:

MATRIX FUNDING CORPORATION		SOUTHWALL TECHNOLOGIES, INC.

BY:	/s/ Kay Paul	BY:	/s/ Bill R. Finley

TITLE:	Assistant Vice President	TITLE:	Vice President and CFO
Bill R. Finley

LEASE SCHEDULE NO. 1

dated July 19, 1999 (the “Schedule”)

to MASTER LEASE AGREEMENT NO. R0825 dated July 19, 1999 (the “Master Lease”) between MATRIX FUNDING CORPORATION as Lessor and SOUTHWALL TECHNOLOGIES, INC. as Lessee.

This Schedule incorporates by reference the terms and conditions of the Master Lease, Exhibit A (the “Property Description”) and Exhibit B (the “Casualty Loss Schedule”), and constitutes a separate “Lease” between Lessor and Lessee. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.

1.                                       Property:  (1) PM7 Microwave Plasma Enhanced Chemical Vapor Deposited Optical Coating System and (1) Telephone System to be more fully described on an Exhibit A, together with all other property hereafter purchased or paid for by Lessor pursuant to that Master Progress Funding Agreement dated July 19, 1999, between Lessor and Lessee, which relates to the Schedule between Lessor and Lessee, (including without limitation, all authorizations signed in connection with said Master Progress Funding Agreement which relate to the Schedule), and any and all additions, enhancements and replacements thereto.

The Property subject to this Schedule shall be more fully and completely described in an Acceptance Certificate which shall later be executed by Lessee in connection with this Schedule. Upon Lessee’s execution thereof, this Schedule shall be automatically amended to include herein as property leased hereunder all Property described in said Acceptance Certificate.

2.                                       Property Location:  8175 S. Hardy, Tempe, AZ 85284 and 3961 East Bayshore, Palo Alto, CA 94303.  Upon Lessee’s later execution of an Acceptance Certificate in connection with this Schedule, this Schedule shall be automatically amended to include the additional locations, if any, specified in said Acceptance Certificate.

3.             Acceptance Date: As specified in the Acceptance Certificate

4.             Initial Period:  Thirty-six (36) months from Commencement Date

5.             Monthly Rental: $89,670,00, plus applicable sales tax

6.             Deposit: $89,670.00 applied to the last Monthly Rental, plus applicable sales tax

7.             Total Cost Not To Exceed: $3,000,000.00

8.             Lease Rate Factor: .02989

9.                                       Floating Lease Rate Factor:  The Lease Rate Factor of .02989 shall increase .00005992 for every five (05) basis point increase in Forty-eight (36) month U.S. Treasury Notes as of the Acceptance Date of the Property (the “Revised Lease Rate Factor”), at which time the final Monthly Rental under this Schedule shall be adjusted by multiplying the Total Cost, indicated in Section 7, by the Revised Lease Rate Factor.  The Forty-eight (36) month U.S. Treasury Note yield used as the basis for the derivation of the Revised Lease Rate Factor herein is 5.5%.

10.                                 Additional Event of Default: Lessor as Secured Party, and Lessee, as Debtor, have entered into a Security Agreement dated July 19, 1999, pursuant to which Lessee has granted to Lessor a security interest in personal property (“Collateral” as described in the Security Agreement) to secure Lessee’s obligations under this Schedule. Lessee’s breach of any of its representatives, warranties, covenants and agreements under the Security Agreement shall constitute an additional Event of Default under Section 16 of the Master Lease.  Upon the occurrence of an Event of Default specified above, Lessor shall be entitled to exercise all of its rights and remedies under Section 16 of the Master Lease and under the Security Agreement, including without limitation as an additional remedy, foreclosure of Lessor’s security interest in the Collateral as provided under the Security Agreement.

11.                                 Representation of Lessee: Lessor and Lessee agree that this Schedule constitutes a “finance lease” under the Uniform Commercial Code - Article 2A, in that (a) Lessee has selected the Property in its sole discretion, (b) Lessor has acquired the Property solely for purposes of leasing such Property under this Schedule, and (c) Lessee has received a copy of the contract evidencing Lessor’s purchase of the Property.

12.                                 Financial Covenants; Holdback of Portion of the Cost of the Property: Lessee represents, warrants and covenants with Lessor that based upon Lessee’s audited financial statements for the period ended December 31, 1999, Lessee shall be in compliance with the following “Financial Covenants:” (1) the Quick Ratio shall not be less than .70:1; (2) Tangible Net Worth shall not be less than $23,000,000.00; (3) the Long-Term Debt to Tangible Net Worth ratio shall not be greater than 1.35:1; the Net Income for the fiscal year ended December 31, 1999 shall not be less than $500,000.00; and the Debt Service Coverage ratio (defined as total Earnings Before Interest, Taxes, Depreciation and Amortization divided by the sum of (i) the Current Portion of Long Term Debt, (ii) Interest Expense, and (iii) Projected Debt Service to Lessor (defined as the sum of one year’s Monthly Rental Payments owed to Lessor)) shall not be less than 125%.

Notwithstanding any agreement or obligation of Lessor to pay the full cost of the Property to the contrary, Lessor shall be entitled to holdback $1,000,000.00 (the “Retention Amount”) from the $3,000,000.00 total Property cost until Lessor shall receive the audited financial statements of Lessee for the period ended December 31, 1999, and shall determine, in Lessor’s reasonable discretion, that based upon such financial statements, the Financial Covenants have been met; whereupon, provided no Event of Default has occurred and is continuing under the Lease, Lessor shall disburse to Lessee the Retention Amount. In the event that Lessor shall determine, in its reasonable discretion, that based upon Lessee’s audited financial statements for the period ended December 31, 1999, any one or more of the Financial Covenants have not been met,

Lessor shall not be obligated to disburse the Retention Amount. If Lessee fails to meet the Financial Covenants based upon its audited financial statements for the period ended December 31, 1999, Lessor agrees to review Lessee’s financial statements for each subsequent quarter after December 31, 1999.  If Lessor determines, in its reasonable discretion, that based upon Lessee’s financial statements for any subsequent quarter (annualized, as necessary, for comparative purposes), Lessee has met the Financial Covenants, then, provided no Event of Default has occurred and is continuing under the Lease, Lessor shall disburse to Lessee the Retention Amount.  The Retention Amount shall bear interest at 4%, which, provided no Event of Default has occurred and is continuing under the Lease, shall be paid quarterly to Lessee.

Lessee agrees and covenants with Lessor that (a) Lessee shall pay to each vendor, on its due date, the purchase price of all Property not paid by Lessor from the initial funding (exclusive of the Retention Amount), and (b) notwithstanding Lessor’s holdback of the Retention Amount upon the terms and conditions specified herein, Lessee shall remit to Lessor on its due date, each Monthly Rental Payment required under this Schedule.

LESSOR:		LESSEE:

MATRIX FUNDING CORPORATION		SOUTHWALL TECHNOLOGIES, INC.

BY:		BY:

TITLE:	Assistant Vice Present	TITLE:

EXHIBIT B

CASUALTY LOSS SCHEDULE

DATED JULY 19, 1999

TO

LEASE SCHEDULE NO. 1

DATED JULY 19, 1999

TO

MASTER LEASE AGREEMENT NO. R0825

The Casualty Loss Value for each item of Property shall be determined by multiplying the original cost of such item to Lessor by the stipulated loss percentage indicated below which corresponds to the month of the Lease after commencement in which the last Monthly Rental payment was made.  The dollar amount shown below represents the Casualty Loss Value which would apply if all of the Property were lost or destroyed.

AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE	AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE

0	$3,900,000	130.00%	19	$2,379,942	79.33%
1	$3,835,727	127.86%	20	$2,293,961	76.47%
2	$3,755,199	125.17%	21	$2,217,769	73.93%
3	$3,674,479	122.48%	22	$2,130,612	71.02%
4	$3,593,567	119.79%	23	$2,043,357	68.11%
5	$3,512,462	117.08%	24	$1,956,003	65.20%
6	$3,458,270	115.28%	25	$1,868,550	62.29%
7	$3,375,401	112.51%	26	$1,780,998	59.37%
8	$3,292,370	109.75%	27	$1,693,347	56.44%
9	$3,209,175	106.97%	28	$1,605,596	53.52%
10	$3,125,817	104.19%	29	$1,521,392	50.71%
11	$3,042,294	101.41%	30	$1,432,812	47.76%
12	$2,958,608	98.62%	31	$1,344,169	44.81%
13	$2,874,756	95.83%	32	$1,255,463	41.83%
14	$2,807,855	93.60%	33	$1,166,692	38.89%
15	$2,722,537	90.75%	34	$1,077,859	35.93%
16	$2,637,087	87.90%	35	$988,961	32.97%
17	$2,551,505	85.05%	36	$900,000	30.00%
18	$2,465,790	82.19%

LESSOR:		LESSEE:
MATRIX FUNDING CORPORATION		SOUTHWALL TECHNOLOGIES, INC.

BY:		BY:

ITS:	Assistant Vice President	ITS:	Assistant Vice President

SECURITY AGREEMENT

(Personal Property)

THIS SECURITY AGREEMENT is made this 19th day of July, 1999, between Southwall Technologies, Inc., having its principal place of business at 1029 Corporation Way, Palo Alto, CA 94303 (“Debtor”) and Matrix Funding Corporation, having its principal place of business at 6975 Union Park Center Second Floor, Midvale, UT 84047 (“Secured Party”).

1.             Background.  Secured Party, as lessor, and Debtor, as lessee, have entered into Lease Schedule No. 1 dated July 19, 1999 (“Schedule”) to Master Lease Agreement No. R0825, dated July 19, 1999 (“Master Lease”).  Debtor will execute and deliver to Secured Party an “Acceptance Certificate” certifying it has accepted the leased property for all purposes under the Schedule.  The Master Lease, the Schedule and the Acceptance Certificate, together with all amendments, riders and supplements thereto, are referred to herein collectively as the “Lease”.

As a condition to its execution and performance of the Lease, Secured Party requires Debtor to grant a security interest in the “Collateral” described herein to secure Debtor’s payment and performance of all of its obligations under the Lease.

2.             Grant of Security Interest.  For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor hereby grants to the Secured Party a security interest in the “Collateral” described in Section 3 to secure all of Debtor’s obligations (including without limitation all payment obligations) under the Lease and all other obligations and liabilities of Debtor to the Secured Party for which the Debtor is now or may become liable in any manner, whether such obligations arise under the Lease or otherwise, and whether primary or secondary, direct or indirect, contingent or absolute, and howsoever arising, including without limitation, all costs and expenses incurred in connection with the Lease or in the protection or maintenance of the Collateral or in the enforcement of this Security Agreement, including without limitation, court costs and attorneys’ fees.

3.             Collateral.  The property serving as “Collateral” and subject to the above security interest is as follows:

                All property described in Exhibit A attached hereto, together with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories incorporated therein or affixed thereto, and all proceeds (including insurance proceeds) of the foregoing.

4.             Representations Warranties and Covenants.  Debtor represents, warrants and covenants with Secured Party as follows:

                a.             Title.  Debtor is the absolute owner of the Collateral with full right and interest therein, all of which is free and clear of any and all liens, claims and encumbrances.  Debtor has full power and authority to grant a security interest in the Collateral and agrees to defend its title and ownership of the Collateral against all other persons who may claim an interest in it.

                b.             No Other Security Interests.  Debtor warrants that there are no security interests (including filed financing statements), liens, claims or other encumbrances against the Collateral other than as specified herein or created hereby. Debtor agrees that during the course of this Agreement and as long as any Debtor obligations under the Lease remain outstanding, (i) Debtor will not grant or permit a security interest in the Collateral other than the security interest created hereunder, and (ii) Debtor will keep the Collateral free from any and all liens, claims and encumbrances.

                c.             No Sale or Disposition of Collateral.  Debtor will not assign, transfer, discount, sell, offer for sale, or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

                d.             Unlawful Uses of Collateral.  Debtor will not use or permit any person to use the Collateral in a manner prohibited by law, or in violation of any policy of insurance, or in any manner inconsistent with the interest of the Secured Party.

                e.             Care of Collateral.  Debtor agrees to maintain the Collateral in at least as good order and condition as it is at the time of execution and delivery of this Security Agreement, and Debtor agrees to take all steps necessary or advisable to preserve the Collateral and to prevent the Collateral from being misused, wasted or destroyed.

                f.              Taxes.  Debtor agrees to pay promptly when due all taxes and assessments on or with respect to the Collateral. Should Debtor fail to do so, the Secured Party may at its option (although it is not required to do so) pay or discharge the same.  Any such payment shall become an obligation of Debtor secured by the Collateral.

                g.             Insurance.  Debtor agrees to maintain in force casualty and liability insurance with regard to the Collateral in amounts and with insurers acceptable to Secured Party. Debtor will cause Secured Party to be shown as co-insured and loss payee on all such policies of insurance.  Should Debtor fail to maintain insurance as required above, the Secured Party may at its option (although it is not required to do so) obtain and pay such insurance.  Any such payment shall become an obligation of Debtor secured by the Collateral.

                h.             Lease.  Debtor shall be liable under this Security Agreement for all of its obligations under the Lease, and the terms and conditions of the Lease are incorporated by reference into this Agreement.  Breach of any of Debtor’s obligations under the Lease shall constitute a breach of this Agreement.

                i.              Corporate Authority.  Debtor warrants that it is duly organized and validly existing under the laws of the state of its incorporation; it is qualified and in good standing in all jurisdictions in which it is doing business; and that the execution and performance of this Security Agreement is within the Debtor’s corporate powers, has been duly authorized, and is not in contravention of any law or regulation or the Debtor’s articles of incorporation, bylaws or other governing instruments, or any agreement or undertaking of which Debtor is a party or by which it is bound.

                5.             Financing, Statements and Other Documents.  Debtor agrees to execute one or more financing statements with regard to the Collateral in form acceptable to the Secured Party who is authorized to file the financing statement(s) in any jurisdiction deemed necessary or advisable to perfect the Secured Party’s security interest in the Collateral. Debtor expressly agrees to sign such financing statements on request of the Secured Party, and Debtor authorizes and appoints the Secured Party as its attorney in fact to sign any such statements in its stead with full power of substitution.

                Debtor agrees to cooperate fully with the Secured Party in executing additional instruments, documents, financing statements, amendments to financing statements, and the like as may be deemed necessary or advisable by the Secured Party in order to maintain and continue the security interest and lien created or permitted by this Security Agreement.

                Debtor agrees that a copy or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement under this Security Agreement.

6.             Inspection of the Property.

                Upon receipt of written notice, Debtor agrees to the inspection of the Collateral from time to time by the Secured Party, its agents and assigns, as the Secured Party may deem necessary or advisable in the protection of its interests under this Security Agreement.

7.             Default.  Each of the following shall constitute an “Event of Default” under this Security Agreement:

                a.             Nonpayment.  Any failure of the Debtor to pay Lessor or its assigns when due any obligation under the Lease or other instrument and such failure shall continue uncured for ten (10) days after written notice is given to Debtor.

                b.             Nonperformance.  Any failure of the Debtor to perform or observe fully and in a timely and satisfactory manner any obligation under the Lease or this Security Agreement.

                c.             Representations and Warranties That Prove False.  Any representation or warranty made by Debtor under the Lease or this Security Agreement is false or materially misleading.

                d.             Bankruptcy and Insolvency.  Debtor becomes insolvent or is subject to any proceeding under applicable bankruptcy or insolvency laws (whether voluntary or involuntary), including without limitation, an assignment for the benefit of creditors; or Debtor has its property (or part of it) placed under the custody of a receiver or trustee.

                e.             Unauthorized Use of Collateral or Proceeds.  Any assignment, sale, discount, transfer, creation of an encumbrance against or use of the Collateral or its proceeds except as authorized in this Security Agreement,

                f.              Breach of Security Agreement.  Debtor’s breach of any representation, warranty, covenant or agreement contained in this Security Agreement.

8.             Remedies.              Upon the occurrence of an Event of Default under this Security Agreement, the Secured Party shall have the following rights and remedies, which are immediately available to the Secured Party:

                a.             All of Secured Party’s rights and remedies under the Lease;

                b.             All rights and remedies provided in this Security Agreement;

                c.             All rights and remedies provided at law or in equity, including without limitation those provided to secured parties under Article 9 of the Uniform Commercial Code (“UCC”);

                Among the rights and remedies mentioned above are specifically included:

                x.             Right to Take Possession of the Collateral.  The Secured Party shall have the right to take possession of the Collateral. Debtor will cooperate fully with the Secured Party, including without limitation assembling and delivering the Collateral to the Secured Party at a location designated by the Secured Party.

                y.             Right to Dispose of Collateral.  The Secured Party shall have the right to dispose of the Collateral by public or private proceeding and may do so by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms provided only that the disposition effected is commercially reasonable. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Secured Party’s reasonable business judgment in the matter.

                z.             Enforcement Costs and Attorneys’ Fees.  Debtor shall be liable for and shall pay to Secured Party all of Secured Party’s costs and expenses incurred in enforcing its rights and remedies under this Security Agreement in effect with regard to the Collateral, including without limitation its court costs and attorney’s fees.

                Secured Party’s remedies under this Security Agreement shall be cumulative, and Secured Party shall not be obligated to exercise any remedy before any other remedy, nor shall Secured Party be precluded from exercising any remedy because it has not first exercised any other remedy.

9.             Assignment.  Secured Party may assign or transfer the whole or any part of its security interest in the Collateral created hereunder. Any transferee shall be vested with all of the rights, remedies and powers of the Secured Party under this Security Agreement.

l0.            Term.  This Security Agreement is a continuing agreement, and all rights, remedies and powers of the Secured Party hereunder shall apply to all past, present, and future obligations of Debtor under the Lease, notwithstanding the bankruptcy, dissolution or insolvency of Debtor, and shall continue in full force and effect until all obligations of Debtor under the Lease have been paid, performed and satisfied in full, notwithstanding any termination of the Lease.  The power of sale and other rights and remedies granted to the Secured Party hereunder may be exercised even though any remedies of the Secured Party under the Lease may be barred for whatever reason.

11.           Choice of Law: Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah in all save perfection of the security interest as required by the Uniform Commercial Code, and at Secured Party’s option, jurisdiction of any dispute shall be in the Utah state or federal courts.  Debtor consents to such jurisdiction.  BOTH PARTIES HERETO WAIVE THE RIGHT TO JURY TRIAL.

12.           Severability.  In the event that any provision of this Security Agreement is found to be unenforceable in any legal proceeding, the remaining provisions shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

DEBTOR:	SECURED PARTY:

SOUTHWALL TECHNOLOGIES, INC.	MATRIX FUNDING CORPORATION

By:	By:

Title:	Title:

Exhibit A

Personal Property

Southwall Technologies, Inc.

Master Lease Agreement No. R0825

Lease Schedule No. 1

QTY	DESCRIPTION	SERIAL NO.

PM1 Sputter Web Coater System located at 3961 E. Bayshore, Palo Alto, CA 94303

TF Depo Mach #1-HMA
PM-1 Mox Proc Automation
Polychromr Hexatrom PM1
PM 1 gas plumbing
Standard Minichambers PM-1 upgrade
Hexatrom Installation PM1
Poly Hex Development PM 1
PM-1 Chill upgrade
Std source feedthrus (3), Utilities feedthru (1)
.M 1 power supply & dr sys and Replacement of PM-1 water manifolds
Vacuum air cleaning System for PM-1
Cathode Loader attached to forklift
Standard Cathode source (assembly 1 of 3)
Standard Cathode source (assembly 2 of 3
Standard Cathode source (assembly 3 of 3)
Conductivity Measure System
Viewport & decking addition
Optical fibers on PM-1
PM-1 Cathode cart mod
PM1 Chiller upgrade
Computer Console
PM-1 Steel Gas Manifolds
PM1 Marker Cathode
Diffusion pump halo baffles PM-1 upgrade
Strip chart recorders
In-vessell door roller guidance system
Computer console installation
PM #1 window
PMI Hollow mandrels with square ends
Shields PM-1 upgrade
Vac exhaust precipitator
Reactive oxide hardware

PM1 cover for mechanical pump
PM 1 crane hoist
Contour drum map document

Retro-fit
Preliminary engineering
AC Cathodes
Cathode Mounting Hardware
Minichamber/shielding
Power supplies
Electromechanical Web Drive Upgrade
PLC Process Control Upgrade
Hexatrom relocation/Delcom install
System Utility Upgrades
Outside Contractor Installations
Project Management
Contingency

AMENDMENT NO. 1

to

LEASE SCHEDULE NO. 1

to

MASTER LEASE AGREEMENT NO. R0825

                Reference is made to Lease Schedule No. 1 (the “Schedule”) to Master Lease Agreement No. R0825 dated July 19, 1999 (the “Master Lease”), by and between MATRIX FUNDING CORPORATION (the “Lessor”) and SOUTHWALL TECHNOLOGIES, INC. (the “Lessee”).  The Schedule as it incorporates the terms and conditions of the Master Lease is referred to herein as the “Lease”.  Pursuant to the Lease, Lessor has agreed to purchase and lease to Lessee property specified in the Lease.  All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

                The Schedule as originally signed was based upon a Total Cost Not to Exceed $3,000,000.00.  The revised Total Cost as of the date hereof for the items of Property listed on the attached Exhibit A is $2,990,236.62.  Based upon the decreased Property cost and a more specific description and location of the Property, the Schedule is hereby amended retroactive to July 19, 1999 by deleting Sections 1, 2, 5, 6, 7, 8 and 10 of the Schedule and replacing them with the following:

Section 1.             Property:         (1) PM7 and (1) Telephone System as more fully described on the attached Exhibit A of one (1) page, which by reference becomes a part hereof.

Section 2.                                        Property Location: 8175 S. Hardy, Tempe, AZ 85284 (PM7)

                                                                                              1029 Corporation Way, Palo Alto, CA 94303 (Telephone System)

Section 5.             Monthly Rental: $93,391.07, plus applicable sales tax

Section 6.             Deposit: $93,391.07, plus applicable sales tax

Section 7.             Total Cost: $2,990,236.62

Section 8.             Lease Rate Factor: .031232

Section 10.                                Additional Event of Default Lessor as Secured Party, and Lessee, as Debtor, have entered into a Security Agreement dated July 19, 1999, pursuant to which Lessee has granted to Lessor a security interest in personal property (“Collateral” as described in the Security Agreement) to secure Lessee’s obligations under this Schedule. Lessee’s breach of any of its representatives, warranties, covenants and agreements under the Security Agreement shall constitute an additional Event of Default under Section 15 of the Master Lease.  Upon the occurrence of an Event of Default specified above, Lessor shall be entitled to exercise all of its rights and remedies under Section 15 of the Master Lease and under the Security Agreement, including without limitation as an additional remedy, foreclosure of Lessor’s security interest in the Collateral as provided under the Security Agreement.

The following shall be added as Section 1-3 of the Schedule:

Section 13.                                   For purposes of this Lease Schedule No. 1 only, in paragraph 2(b) of the Master Lease, The phrase “calendar quarter” shall be deleted wherever it appears and replaced with the word “month”. In line 4 of Section 4 the phrase “calendar quarter” shall be deleted and replaced with the phrase “the month”. In lines 5, 6 and 7 of Section 4 the phrase “calculated by multiplying the number of days from and including the Acceptance Date to the Commencement Date by daily rental equal to one thirtieth (1/30) of the Monthly Rental” shall be deleted and replaced with “a pro rata portion of the Monthly Rental, calculated on a 30-day basis for the period between the Acceptance Date and the Commencement Date.”

All other terms and conditions of the Lease shall continue in full force and effect without change.

Dated: May 1, 2000

Lessor:		Lessee:

MATRIX FUNDING CORPORATION		SOUTHWALL TECHNOLOGIES, INC.

By:		By:

Its:	Assistant Vice President	Its:

CASUALTY LOSS SCHEDULE

DATED MAY 1, 2000

TO

LEASE SCHEDULE N0. 1

DATED JULY 19, 1999, AS AMENDED

TO

MASTER LEASE AGREEMENT NO. R0825

Upon execution below by the Lessee and Lessor, this Casualty Loss Schedule shall replace and supercede the original Casualty Loss Schedule previously executed, which shall from and after the date hereof become null and void.

The Casualty Loss Value for each item of Property shall be determined by multiplying the original cost of such item to Lessor by the stipulated loss percentage indicated below which corresponds to the month of the Lease after commencement in which the last Monthly Rental payment was made. The dollar amount shown below represents the Casualty Loss Value which would apply if all of the Property were lost or destroyed.

AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE	AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE

0	$3,887,308	130,00%	19	$2,393,635	80.05%
1	$3,825,230	127.92%	20	$2,307,806	77.18%
2	$3,747,111	125.31%	21	$2,231,570	74.63%
3	$3,668,680	122.69%	22	$2,144,299	71.71%
4	$3,589,936	120.06%	23	$2,056,788	68.78%
5	$3,510,877	117.41%	24	$1,969,038	65.85%
6	$3,458,177	115.65%	25	$1,881,047	62.91%
7	$3,377,152	112.94%	26	$1,792,814	59.96%
8	$3,295,837	110.22%	27	$1,704,340	57.00%
9	$3,214,231	107.49%	28	$1,615,623	54.03%
10	$3,132,333	104.75%	29	$1,530,299	51.18%
11	$3,050,142	102.00%	30	$1,440,467	48.17%
12	$2,967,658	99.24%	31	$1,350,427	45.16%
13	$2,884,878	96.48%	32	$1,260,176	42.14%
14	$2,818,745	94.26%	33	$1,169,716	39.12%
15	$2,734,258	91.44%	34	$1,079,045	36.09%
16	$2,649,505	88.61%	35	$988,164	33.05%
17	$2,564,484	85.76%	36	$897,071	30.00%
18	$2,479,194	82.91%	and thereafter

LESSOR:		LESSEE:
MATRIX FUNDING CORPORATION		Southwall Technologies, Inc.

BY:		BY:

ITS:	Assistant Vice President	ITS:

ACCEPTANCE CERTIFICATE

TO

LEASE SCHEDULE NO. 1,

as amended by Amendment No. 1 thereto,

to

Master Lease Agreement No. R0825 dated July 19, 1999, (the “Lease”) between MATRIX FUNDING CORPORATION, (the “Lessor”), and SOUTHWALL TECANOLOGIES, INC., (the “Lessee”).

1.             Condition of the Property:

The Lessee certifies that all items of Property described in Paragraph 4 have been delivered to the location indicated in Paragraph 2, have been examined, tested, and determined by Lessee to be ready for use, and are hereby accepted as items of Property for all purposes under the Lease, all on the date indicated in Paragraph 3.

2.             Location of Property:                  8175 S. Hardy, Tempe, AZ 85284 (PM7)

                                                                        1029 Corporation Way, Palo Alto, 94303 (Telephone System)

3.             Acceptance Date: May 1, 2000

4.                                       Description of Property: PM7 Microwave Plasma Enhanced Chemical Vapor Deposited Optical Coating System and Telephone System more fully described on the attached Exhibit A, which by reference becomes a part hereof.

LESSEE:

SOUTHWALL TECHNOLOGIES, INC.

BY:

TITLE:

Exhibit A

QTY	DESCRIPTION	SERIAL #	PER UNIT COST	INVOICE TOTAL

	Location: 8175 S. Hardy, Tempe, A2 85284

1	PM7 Microwave Plasma Enhanced Chemical Vapor Deposit Optical Coating System

	Purchase of Sputter Web Coater Type A 500 B4 Z6			$673,750.00

	Refurbishing of the above			$2,116,300.00

	Shipping Charges			$65,036.67

	Location: 1029 Corporation Way, Palo Alto, CA 94303

	Pac West Telecomm Inc.
	Invoice No. 70324

	System 2000 Telephone System			$135,149.95
12	Superset 4016 Dark Grey
12	Superset 4025 Dark Grey
7	Superset 4150 Dark Grey
2	Dataset 2103
3	Peripheral Node (AC)

	Total			$2,990,236.82

LEASE SCHEDULE NO. 2

dated October 14, 1999 (the “Schedule”)

to MASTER LEASE AGREEMENT N0. R0825 dated July 19, 1999 (the “Master Lease”) between MATRIX FUNDING CORPORATION as Lessor and SOUTHWALL TECHNOLOGIES, INC. as Lessee.

This Schedule incorporates by reference the terms and conditions of the Master Lease, Exhibit A (the “Property Description”) and Exhibit B (the “Casualty Loss Schedule”), and constitutes a separate “Lease” between Lessor and Lessee. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.

1.                                       Property: (1) PM6 Multi Layer Vacuum Metalizer Sputter Web Coating System, together with all other property hereafter purchased or paid for by Lessor pursuant to that Master Progress Funding Agreement dated July 19, 1999, between Lessor and Lessee, which relates to the Schedule between Lessor and Lessee, (including without limitation, all authorizations signed in connection with said Master Progress Funding Agreement which relate to the Schedule), and any and all additions, enhancements and replacements thereto.

2.                                       Property Location: 8175 S. Hardy, Tempe, AZ 85284

3.                                       Acceptance Date: As specified in the Acceptance Certificate (estimated to be October 22, 1999)

4.             Commencement Date: January 1, 2000

5.             Initial Period: Twenty-four (24) months from Commencement Date

6.             Monthly Rental: $145,000.00, plus applicable sales tax

7.             Deposit: $145,000.00 applied to the last Monthly Rental, plus applicable sales tax

8.             Total Cost To Be Funded by Lessor: $3,600,000.00

9.             Lease Rate Factor: .040278

10.                                 Interim Service Charges: Notwithstanding anything to the contrary contained in the Master Lease, for purposes of this Schedule only, Lessee shall irrevocably pay to Lessor a per diem charge equal to $10,400.00, plus applicable sales tax, for the period beginning with Lessor’s initial funding (herein estimated to be October 22, 1999) through and including December 31, 1999.

11.                                 Additional Event of Default: Lessor as Secured Party, and Lessee as Debtor, have entered into a Security Agreement dated October 14, 1999, pursuant to which Lessee has granted to Lessor a security interest in personal property as described in the Security Agreement

(“Collateral”) to secure Lessee’s obligations under this Schedule. Lessee’s breach of any of its representations, warranties, covenants and agreements under the Security Agreement shall constitute an additional Event of Default under Section 15 of the Master Lease. Upon the occurrence of an Event of Default under the Lease, which may include the Event of Default specified above, Lessor shall be entitled to exercise all of its rights and remedies under the Master Lease and under the Security Agreement, including without limitation as an additional remedy, foreclosure of Lessor’s security interest in the Collateral as provided under the Security Agreement.

12.                                 Letter of Credit; Additional Event of Default: Lessee shall cause a commercial bank acceptable to Lessor to issue to Lessor an irrevocable standby letter of credit (“credit”) in the amount of $500,000.00 in form acceptable to Lessor. The credit shall not expire before January 1, 2002. The credit is given to secure all of Lessee’s obligations and agreements under the Lease.

In addition to the Events of Default set forth in Section 15 of the Master Lease, each of the following shall constitute an additional Event of Default under the Lease: (i) failure of Lessee to provide the credit as specified above or (ii) Lessor’s knowledge or receipt of notification that the credit will not continue in effect according to its terms for the entire Initial Period of the Lease, and extended period, if applicable. Upon the occurrence of an Event of Default under the Lease, which may include without limitation, an additional Event of Default specified above, Lessor shall be entitled to exercise any of its rights or remedies under the Lease, including without limitation as an additional remedy, the right to draw down the credit and use the proceeds therefrom to satisfy Lessor’s remedies under the Lease.

Lessee shall be responsible for the payment of all fees associated with said credit.

13.                                 Representation of Lessee: Lessor and Lessee agree that this Schedule constitutes a “finance lease” under the Uniform Commercial Code - Article 2A, in that (a) Lessee has selected the Property in its sole discretion, (b) Lessor has acquired the Property solely for purposes of leasing such property under this Schedule, and (c) Lessee has received a copy of the contract evidencing Lessor’s purchase of the Property.

LESSOR:	LESSEE:

MATRIX FUNDING CORPORATION	SOUTHWALL TECHNOLOGIES, INC.

BY:	BY:

TITLE:	TITLE:

EXHIBIT B

CASUALTY LOSS SCHEDULE

DATED OCTOBER 14,1999

TO

LEASE SCHEDULE NO. 2

DATED OCTOBER 14,1999

TO

MASTER LEASE AGREEMENT NO. R0825

The Casualty Loss Value for each item of Property shall be determined by multiplying the original cost of such item to Lessor by the stipulated loss percentage indicated below which corresponds to the month of the Lease after commencement in which the last Monthly Rental payment was made. The dollar amount shown below represents the Casualty Loss Value which would apply if all of the Property were lost or destroyed.

AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE	AFTER PAYMENT NUMBER	TOTAL CASUALTY LOSS VALUE	CASUALTY LOSS PERCENTAGE
0	$4,680,000	130.00%	13	$2,725,008	75.69%
1	$4,539,643	126.10%	14	$2,581,749	71.72%
2	$4,386,078	121.84%	15	$2,429,727	67.49%
3	54,232,804	117.58%	16	$2,278,118	63.28%
4	$4,079,818	113.33%	17	$2,126,922	59.08%
5	$3,927,121	109.09%	18	$1,976,137	54.89%
6	$3,793,766	105.38%	19	$1,825,762	50.72%
7	$3,640,028	101.11%	20	$1,675,796	46.55%
8	$3,486,645	96.85%	21	$1,527,970	42.44%
9	$3,333,614	92.60%	22	$1,378,177	38.28%
10	$3,180,936	88.36%	23	$1,228,854	34.13%
11	$3,028,609	84.13%	24	$1,080,000	30.00%
12	$2,876,634	79.91%

LESSOR:		LESSEE:

MATRIX FUNDING CORPORATION			SOUTHWALL TECHNOLOGIES, INC.

BY:		BY:

TITLE:	Assistant Vice Present	TITLE:

SECURITY AGREEMENT

(Personal Property)

THIS SECURITY AGREEMENT is made this 14th day of October, 1999, between Southwall Technologies, Inc., having its principal place of business at 1029 Corporation Way, Palo Alto, CA 94303 (“Debtor”) and Matrix Funding Corporation, having its principal place of business at 5975 Union Park Center Second Floor, Midvale, UT 84047 (“Secured Party”).

1.             Background. Secured Party, as lessor, and Debtor, as lessee, have entered into Lease Schedule No. 2 dated October 14, 1999 (‘‘Schedule”) to Master Lease Agreement No. R0825, dated July 19, 1999 (“Master Lease”). Debtor will execute and deliver to Secured Party an “Acceptance Certificate” certifying it has accepted the leased property for all purposes under the Schedule. The Master Lease, the Schedule and the Acceptance Certificate, together with all amendments, riders and supplements thereto, are referred to herein collectively as the “Lease”.

As a condition to its execution and performance of the Lease, Secured Party requires Debtor to grant a security interest in the “Collateral” described herein to secure Debtor’s payment and performance of all of its obligations under the Lease.

2.             Grant of Security Interest. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor hereby grants to the Secured Party a security interest in the “Collateral” described in Section 3 to secure all of Debtor’s obligations (including without limitation all payment obligations) under the Lease and all other obligations and liabilities of Debtor to the Secured Party for which the Debtor is now or may become liable in any manner, whether such obligations arise under the Lease or otherwise, and whether primary or secondary, direct or indirect, contingent or absolute, and howsoever arising, including without limitation, all costs and expenses incurred in connection with the Lease or in the protection or maintenance of the Collateral or in the enforcement of this Security Agreement, including without limitation, court costs and attorneys’ fees.

3.             Collateral. The property serving as “Collateral” and subject to the above security interest is as follows:

                All property described in Exhibit A attached hereto, together with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories incorporated therein or affixed thereto, and all proceeds (including insurance proceeds) of the foregoing.

4.             Representations. Warranties and Covenants. Debtor represents, warrants and covenants with Secured Party as follows:

                a.             Title. Debtor is the absolute owner of the Collateral with full right and interest therein, all of which is free and clear of any and all liens, claims and encumbrances. Debtor has full power and authority to grant a security interest in the Collateral and agrees to defend its title and ownership of the Collateral against all other persons who may claim an interest in it.

                b.             No Other Security Interests. Debtor warrants that there are no security interests (including filed financing statements), liens, claims or other encumbrances against the Collateral other than as specified herein or created hereby. Debtor agrees that during the course of this Agreement and as long as any Debtor obligations under the Lease remain outstanding, (i) Debtor will not grant or permit a security interest in the Collateral other than the security interest created hereunder, and (ii) Debtor will keep the Collateral free from any and all liens, claims and encumbrances.

                c.             No Sale or Disposition of Collateral. Debtor will not assign, transfer, discount, sell, offer for sale, or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

                d.             Unlawful Uses of Collateral. Debtor will not use or permit any person to use the Collateral in a manner prohibited by law, or in violation of any policy of insurance, or in any manner inconsistent with the interest of the Secured Party.

                e.             Care of Collateral. Debtor agrees to maintain the Collateral in at least as good order and condition as it is at the time of execution and delivery of this Security Agreement, and Debtor agrees to take all steps necessary or advisable to preserve the Collateral and to prevent the Collateral from being misused, wasted or destroyed.

                f.              Taxes. Debtor agrees to pay promptly when due all taxes and assessments on or with respect to the Collateral. Should Debtor fail to do so, the Secured Party may at its option (although it is not required to do so) pay or discharge the same. Any such payment shall become an obligation of Debtor secured by the Collateral.

                g.             Insurance. Debtor agrees to maintain in force casualty and liability insurance with regard to the Collateral in amounts and with insurers acceptable to Secured Party. Debtor will cause Secured Party to be shown as co-insured and loss payee on all such policies of insurance. Should Debtor fail to maintain insurance as required above, the Secured Party may at its option (although it is not required to do so) obtain and pay such insurance. Any such payment shall become an obligation of Debtor secured by the Collateral.

                h.             Lease. Debtor shall be liable under this Security Agreement for all of its obligations under the Lease, and the terms and conditions of the Lease are incorporated by reference into this Agreement. Breach of any of Debtor’s obligations under the Lease shall constitute a breach of this Agreement.

                i.              Corporate Authority. Debtor warrants that it is duly organized and validly existing under the laws of the state of its incorporation; it is qualified and in good standing in all jurisdictions in which it is doing business; and that the execution and performance of this Security Agreement is within the Debtor’s corporate powers, has been duly authorized, and is not in contravention of any law or regulation or the Debtor’s articles of incorporation, bylaws or other governing instruments, or any agreement or undertaking of which Debtor is a party or by which it is bound.

5.             Financing Statements and Other Documents. Debtor agrees to execute one or more financing statements with regard to the Collateral in form acceptable to the Secured Party who is authorized to file the financing statement(s) in any jurisdiction deemed necessary or advisable to perfect the Secured Party’s security interest in the Collateral. Debtor expressly agrees to sign such financing statements on request of the Secured Party, and Debtor authorizes and appoints the Secured Party as its attorney in fact to sign any such statements in its stead with full power of substitution.

                Debtor agrees to cooperate fully with the Secured Party in executing additional instruments, documents, financing statements, amendments to financing statements, and the like as may be deemed necessary or advisable by the Secured Party in order to maintain and continue the security interest and lien created or permitted by this Security Agreement.

                Debtor agrees that a copy or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement under this Security Agreement.

6.            Inspection of the Property.

                Upon receipt of written notice, Debtor agrees to the inspection of the Collateral from time to time by the Secured Party, its agents and assigns; as the Secured Party may deem necessary or advisable in the protection of its interests under this Security Agreement.

7.             Default. Each of the following shall constitute an “Event of Default” under this Security

Agreement:

                a. Nonpayment. Any failure of the Debtor to pay Lessor or its assigns when due any obligation under the Lease or other instrument and such failure shall continue uncured for ten (10) days after written notice is given to Debtor.

                b.             Nonperformance. Any failure of the Debtor to perform or observe fully and in a timely and satisfactory manner any obligation under the Lease or this Security Agreement.

                c.             Representations and Warranties That Prove False. Any representation or warranty made by Debtor under the Lease or this Security Agreement is false or materially misleading.

                d.             Bankruptcy and Insolvency. Debtor becomes insolvent or is subject to any proceeding under applicable bankruptcy or insolvency laws (whether voluntary or involuntary), including without limitation, an assignment for the benefit of creditors; or Debtor has its property (or part of it) placed under the custody of a receiver or trustee.

                e.             Unauthorized Use of Collateral or Proceeds. Any assignment, sale, discount, transfer, creation of an encumbrance against or use of the Collateral or its proceeds except as authorized in this Security Agreement.

                f.              Breach of Security Agreement. Debtor’s breach of any representation, warranty, covenant or agreement contained in this Security Agreement.

8.             Remedies. Upon the occurrence of an Event of Default under this Security Agreement, the Secured Party shall have the following rights and remedies, which are immediately available to the Secured Party: .

                a.             All of Secured Party’s rights and remedies under the Lease;

                b.             All rights and remedies provided in this Security Agreement;

                c.             All rights and remedies provided at law or in equity, including without limitation those provided to secured parties under Article 9 of the Uniform Commercial Code (“UCC”);

                Among the rights and remedies mentioned above are specifically included:

                x.             Right to Take Possession of the Collateral. The Secured Party shall have the right to take possession of the Collateral. Debtor will cooperate fully with the Secured Party, including without limitation assembling and delivering the Collateral to the Secured Party at a location designated by the Secured Party.

                y.             Right to Dispose of Collateral. The Secured Party shall have the right to dispose of the Collateral by public or private proceeding and may do so by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms provided only that the disposition effected is commercially reasonable. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Secured Party’s reasonable business judgment in the matter.

                z.             Enforcement Costs and Attorneys’ Fees. Debtor shall be liable for and shall pay to Secured Party all of Secured Party’s costs and expenses incurred in enforcing its rights and remedies under this Security Agreement in effect with regard to the Collateral, including without limitation its court costs and attorney’s fees.

                Secured Party’s remedies under this Security Agreement shall be cumulative, and Secured Party shall not be obligated to exercise any remedy before any other remedy, nor shall Secured Party be precluded from exercising any remedy because it has not first exercised any other remedy.

9.             Assignment. Secured Party may assign or transfer the whole or any part of its security interest in the Collateral created hereunder. Any transferee shall be vested with all of the rights, remedies and powers of the Secured Party under this Security Agreement.

10.           Term. This Security Agreement is a continuing agreement, and all rights, remedies and powers of the Secured Party hereunder shall apply to all past, present, and future obligations of Debtor under the Lease, notwithstanding the bankruptcy, dissolution or insolvency of Debtor, and shall continue in full force and effect until all obligations of Debtor under the Lease have been paid, performed and satisfied in fill, notwithstanding any termination of the Lease. The power of sale and other rights and remedies granted to the Secured Party hereunder may be exercised even though any remedies of the Secured Party under the Lease may be barred for whatever reason.

11.           Choice of Law: Jurisdiction: Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah in all save perfection of the security interest as required by the Uniform Commercial Code, and at Secured Party’s option, jurisdiction of any dispute shall be in the Utah state or federal courts. Debtor consents to such jurisdiction. BOTH PARTIES HERETO WAIVE THE RIGHT TO JURY TRIAL.

12.          Severability. In the event that any provision of this Security Agreement is found to be unenforceable in any legal proceeding, the remaining provisions shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

DEBTOR:	SECURED PARTY:

SOUTHWALL TECHNOLOGIES, INC.	MATRIX FUNDING CORPORATION

By:	By:

Title:	Title:

Exhibit A

Personal Property

Qty	Description	Serial No.

(1)	PM2 Sputter Web Coater System (no serial number) located at 3961 E. Bayshore, Palo Alto, CA 94303